December 28, 2006

Mr. John C. DuBose

125 Yachting Circle

Lexington, South Carolina 29072

Re:   Termination of Employment and Severance Agreement (“Agreement”)

NOTICE:    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                                         PURSUANT TO THE SOUTH CAROLINA ARBITRATION ACT

Dear John:

You and The South Financial Group, Inc. (“TSFG”, “Corporation”, or “Employer”),1 have agreed that you will retire effective December 31, 2006 (the “Retirement Date”). This letter sets forth our agreement (“Agreement”) regarding all amounts owed to you in connection with your retirement, including all amounts owed under your Noncompetition, Severance and Employment Agreement (the “Employment Agreement”).

A.	CONSIDERATION. As a result of your acceptance of this Agreement, you will receive the following:

1.

Severance Benefits. You shall be paid a total amount of Three Million and No/100 Dollars ($3,000,000.00) in one lump sum, less applicable statutory deductions, on or about July 1, 2007 (six months after your Retirement Date).[2] This amount represents an amount equal to five times the sum of:

a.	your current annual salary of $310,000;
b.	your average bonus over the last three years of $179,383.00; and
c.	The annual value of select benefits of $110,617.

2.	Deferred Compensation Plan. You will be fully vested in your account balance as of December 31, 2006 [$201,171.39].[3]

3.	401(k) Plan. You will be fully vested in your account balance as of December 31, 2006 [$361,044.81]. (See footnote 3.)

4.	Employee Stock Ownership Plan (ESOP). You will be fully vested in your account balance as of December 31, 2006 [$20,690.94]. (See footnote 3.)

5.

Medical, Dental, and Vision Benefits. You and your dependents will have the customary continuation rights under COBRA which include the option of continuing health coverage. A COBRA letter will be mailed to your home shortly after your Retirement Date, which will be the COBRA qualifying event. However, it is understood and agreed that you will, if eligible to do so, elect a private medical insurance policy to provide coverage for you and your wife. The value of five years’ estimated premiums is included in Paragraph A, above. TSFG will use its best efforts to assist you in obtaining a medical insurance policy.

6.	Stock Options. As of your Retirement Date, you will be fully vested in the following number of options at the applicable option price listed:

_________________________

1         For purposes of this Agreement, The South Financial Group includes its officers, directors, agents, employees, successors, assigns, affiliates, and shareholders, as well as the officers, directors, agents, employees, successors, assigns and shareholders of any affiliate.

2  Compliance With Section 409A. Notwithstanding any other provision of this Agreement, to the extent applicable, this Agreement is intended to comply with Section 409A of the Internal Revenue of 1986 Code (“Code”) and the regulations (or similar guidance) thereunder. To the extent any provision of this Agreement is contrary to or fails to address the requirements of Section 409A of the Code, this Agreement shall be construed and administered as necessary to comply with such requirements.

3  Amounts in brackets are values as of November 30, 2006. Amounts are expected to be different on December 31, 2006. Values are expected to change based on fluctuations in the values of the underlying investments.

Mr. John C. DuBose

December 28, 2006

Grant Date	Options Vested	Option Price	Exercise Date
12/16/98	25,000	$24.84	03/31/07
08/18/99	10,700	$22.34	03/31/07
08/16/00	5,000	$13.16	03/31/07
08/15/01	5,000	$18.73	03/31/07
01/02/02	5,585	$18.00	03/31/07
01/02/03	6,624	$21.42	03/31/07
01/16/04	1,821	$28.30	03/31/07
TOTAL	59,730		03/31/07

These options must be exercised, if at all, within their applicable exercise dates shown above following your Retirement Date.

7.	Long-Term Incentive Plan – As of December 31, 2006, you will be fully vested in 5,780 shares of TSFG stock.

Grant ID/Date	Shares Granted	Shares Vested	Shares Outstanding
Jan. 31, 2005 1230000000335	2874	1149	1725
Jan. 16, 2004 1230000000314	6029	3617	2412
Jan. 16, 2004 120000000263	773	463	310
2006-2008 LTIP	1333	0	1333
TOTAL			5780

8.

SERP. You shall be 30% vested in your accrued annual early retirement benefit under The South Financial Group Supplemental Executive Benefit Agreement (“SERP”). Such annual benefit will be paid to you in accordance with your election.

9.

Sports Clubs and Tickets. If you elect to continue to purchase a golden spur membership as an individual, and to the extent that you continue to purchase football tickets and/or basketball tickets, TSFG will not interfere with those purchases and will use reasonable efforts to ensure that your right to make these purchases continues.

10.	Automobile. The title will be transferred to you for the 2007 GMC Yukon, which you drove while employed by TSFG.

11.

Other Welfare Plan Benefits. You will be entitled to benefits under all other employee benefit plans in which you currently participate through your Retirement Date and in accordance with plan documents. However, your coverage under these benefit plans will end as your Retirement Date.

B.

NONDISPARAGEMENT. Unless compelled to do so by a court of competent jurisdiction and, after giving notice to the Corporation by communicating with Mary Jeffrey or her successor, you agree that you will not, in any way, disparage the Corporation, any of its subsidiaries, or related companies or any of its officers, directors, or employees. You agree that you will not discuss the business affairs of the Corporation, or the business and/or personal affairs of its board members, officers, or employees with any person for any purpose, and further, you agree that if you are contacted by any person and asked for information concerning the Corporation or the aforementioned persons that you will say only that you are duty bound to have no discussions with any person about any aspect of the operations of the Corporation or the business or personal affairs of the Corporation’s board members, officers, or employees. You agree that you will not, nor shall you

Mr. John C. DuBose

December 28, 2006

cause or encourage another person to publish any information about the Corporation, its board members, officers, or employees to any person or to any print or electronic media, including, but not limited to, newspapers, magazines, periodicals, billboards, pamphlets, leaflets, web logs, message boards, e-mail, or the internet. TSFG agrees that, unless compelled by a court of competent jurisdiction, it will not disparage you in a similar manner to the restrictions on you as set forth above, and will endeavor to have any statements about you that are the result of inquiries by prospective employers or others seeking references made only by Mary Jeffrey or her successor.

C.

CONFIDENTIALITY. For the consideration provided above, you agree that for two (2) years following your Retirement Date, you will not use or reveal to any person, unless compelled to do so by a court of competent jurisdiction and after giving notice to the Corporation by communicating with Mary Jeffrey or her successor, any of the Corporation’s Confidential Information, which includes, but is not limited to, all business and other information relating to the business of the Corporation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and customer and potential customer lists, which derives actual or potential economic value from not being generally known to, and not being readily ascertainable by proper means by other persons, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. The foregoing Confidential Information is subject to protection under this Agreement, whether or not it qualifies as a trade secret, and is separately protectable at law or in equity as a trade secret. You agree that you will never disclose any Confidential Information that qualifies as a trade secret under applicable law.

D.	NONCOMPETITION AND NONSOLICITATION AGREEMENT.

1.      Noncompetition. For the consideration provided above, you agree that for five (5) years following your Retirement Date (the “Noncompete Period”), you will not enter into an employment relationship or a consulting arrangement with any other federally insured depository institution headquartered or having a physical presence in the State of South Carolina, or any county in the States of Florida or North Carolina in which the Corporation or its affiliates has a physical presence or conducts business operations (hereinafter a “Competitor”). These obligations shall not prohibit you from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of such corporation.

2.      Nonsolicitation. During the Noncompete Period, you will not directly or indirectly through another person or entity: (i) induce or attempt to induce any employee of Corporation to leave the employ of Corporation to join you or any entity, including, but not limited to, a competitor, or in any way interfere with the relationship between Corporation and any of its employees; (ii) hire any person who was an employee of Corporation or any subsidiary at any time during the time you were employed by Corporation; (iii) induce or attempt to induce any supplier, or other entity in a business relation with Corporation to cease doing business with Corporation, or in any way interfere with the relationship between any such supplier or business relation and the Corporation; and (iv) solicit or attempt to solicit the business or patronage, directly or indirectly, from any customers of the Corporation.

3.      Authority to Reform. If, at the time of enforcement of this Noncompetition and Nonsolicitation Agreement, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope, and area permitted by law. You agree that the restrictions contained in this provision are reasonable.

4.      Remedies. In the event you breach or threaten to breach any of the restrictive provisions in Paragraph D of the Agreement, the Corporation, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance

Mr. John C. DuBose

December 28, 2006

and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

5.      Personal Harm. Irreparable harm shall be presumed if you breach any provision set forth in Paragraph D of this Agreement. You agree that any court of competent jurisdiction should immediately enjoin any breach of this Agreement on request of the Corporation. In the event you breach or violate this Paragraph D, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

E.	REPRESENTATIONS AND WARRANTIES

1.      Corporation Property. You represent and warrant that you have delivered to the Corporation all originals and all copies of any documents, whether paper, electronic, or other media, that contain Confidential Information or trade secrets and all Corporation documents, whether paper, electronic, or other media, that contain customer lists, management reports, memoranda, research, Corporation forms, financial data and reports, and all other documents supplied to or created by you in connection with your employment that are within your possession or control. You represent and warrant that you have delivered to the Corporation all of the Corporation’s equipment and other materials in your possession or control, including, but not limited to, cellular telephones,4 personal digital assistant devices, and computers, except for the purchase of computers, as set forth below. As stated in Paragraph A.10, you may keep the automobile that you were driving at the time you elected to retire. You may keep security equipment, which is an integral part of your residence. You may purchase, at fair market value, the TSFG computers which are at your personal residence, provided that you remove all bank documents from the computers and permit a representative selected by TSFG to temporarily remove the computers from your residence in order to inspect the computers to ensure that all property belonging to TSFG has been removed. The computers will then be returned to your residence within a few days and reconnected.

2.      No Complaints. You represent and warrant that you have not filed any complaints, claims, or actions as to matters arising before the date of this release against the Corporation, with any state, federal, or local agency, or court.

3.      No Breaches. You represent and warrant that during your employment, you did not breach or otherwise violate your Employment Agreement and that you did not engage in any activities which constitute material criminal fraud, gross negligence, intentional material damage to the property or business of the Corporation or the commission of a material felony, as those terms are used in your Employment Agreement.

F.	RELEASE.

1.          This Agreement is the result of a negotiated compromise, and is not an admission of any liability on the part of TSFG. You agree that the severance pay and benefits you will receive under Paragraph A is adequate consideration for this Agreement. In return for the above described benefits, you agree unconditionally to release and discharge forever the Corporation, as broadly defined above, from any and all claims or demands whatsoever, known or unknown, which you may have against the Corporation, as broadly defined above, arising out of or in connection with your employment with, and separation from employment with TSFG, including any and all claims under any laws, statutes, or regulations of the United States, any State of the United States, or any political subdivision thereof, including those arising in tort, contract, or any other theory at common law or based on any statute, Equal Pay Act of 1963, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, and the Employee Retirement Income Security Act. This release specifically excludes any rights or claims,

_________________________

4 It is understood and agreed that you may retain for your personal use the cellular telephone number that is assigned to the telephone you will turn in.

Mr. John C. DuBose

December 28, 2006

which may arise after you sign this letter. You further agree and understand that you will not be eligible for the above-described benefits until you have signed this Agreement.

2.             This full and complete release will bind you, your heirs, executives, administrator, personal representatives, successors, and assigns. This release will survive all other aspects of this letter. This is a complete and final release of all claims, which you may have against the Corporation.

3.             This release is in full settlement of any claim of attorneys’ fees, costs, and expenses.

G.

COMPLETE AGREEMENT. This is the complete and entire Agreement between you and the Corporation and supersedes any and all other agreements, whether written or oral, including your Employment Agreement, except as stated in Paragraph K of this letter.

H.

SEVERABILITY. Should any provision of this Agreement be declared or be determined by any court to be unenforceable or invalid, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the unenforceable or invalid part, term or provision shall be deemed modified to eliminate the invalid part, and, as so modified, such part, term or provision shall be deemed a part of this Agreement as though originally contained herein. Each party also agrees that, without receiving further consideration, such party will sign and deliver such documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

I.

REPAYMENT. You agree that should you breach any part of this Agreement, specifically including the representations and warranties in Paragraph E, you will forfeit and repay the Corporation for any payment made or other consideration offered pursuant to paragraph A, and the Corporation’s obligation to make such payments or provide such consideration will be forever extinguished.

J.

CONSULTATION AND REVOCATION. You have the right to consult with an attorney before signing this letter, and we urge you to do so if you have any reservations. You will have twenty-one (21) days after the date on which you receive this letter to sign and return it to the Corporation. If you sign this letter, you may revoke the release up to seven (7) days after signing it by delivering written notice of your revocation to Mary Jeffrey at The South Financial Group, 104 South Main Street, Greenville, South Carolina 29601. This letter is not effective until this revocation period has expired.

K.	ARBITRATION. Any dispute arising under this Agreement shall be resolved in accordance with the provisions contained in Paragraph 14 of the Employment Agreement.

We appreciate your services to The South Financial Group, Inc. and wish you the best for the future. If you have any questions concerning your termination of benefits, please call me. Also, if you agree to the terms of this letter, please sign the acknowledgment below and return it to me.

Sincerely,

THE SOUTH FINANCIAL GROUP, INC.

By:  /s/  Mary A. Jeffrey

Mary A. Jeffrey

Executive Vice President

Corporate Human Resources Director

ACKNOWLEDGMENT

I agree to and accept the terms of this letter related to the termination of my employment.

December 28, 2006	John C. DuBose
Date	John C. DuBose